POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Robin S. Elkowitz, Lindsey Cameron, John J. Powers, Jr. and Gary A. Ashjian as the undersigned's true and lawful attorneys-in-fact to:

(1) submit, for and on behalf of the undersigned, an application for access codes to file on EDGAR (Form ID) and/or other documents necessary to acquire and/or maintain authorized access codes to the EDGAR filing system;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person of Citizens Financial Group, Inc. (the "Company") pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this twenty fifth day of July, 2014.

Signature: ______________________

Name: ROBERT ANDREW JOSEPH GILLESPIE

I, Angela Claire McEntee, a Notary Public practicing in Edinburgh, hereby confirm the genuineness of the signature of Robert Andrew Joseph Gillespie of 36 St Andrew Square, Edinburgh, EH2 2YB, subscribed to the above Power of Attorney, such signature being in the own, true, proper and respective handwriting of Joseph Andrew Robert Gillespie.

Witness my hand and seal this twenty fifth day of JulyTwo Thousand and Fourteen.

____

Angela Claire McEntee

Notary Public

APOSTILLE
(Convention de La Haye du 5 octobre 1961)

1. Country: United Kingdom of Great Britain and Northern Ireland
Pays/Pais

This public document
Le présent acte public / El presente documento público

2. Has been signed by Angela C McEntee
a été signé par
ha sido firmado por

3. Acting in the capacity of Notary Public
agissant en qualité de
quien actúa en calidad de

4. Bears the seal/stamp of The Said Notary Public
est revêtu du sceau / timbre de
y está revestido del sello / timbre de

Certified
Attesté / Certificado

5. at London
à / en

6. the 15 August 2014
le / el día

7. by Her Majesty's Principal Secretary of State for Foreign and Commonwealth Affairs
par / por

8. Number K188090
sous no / bajo el número

9. Seal / stamp:
Sceau / timbre:
Sello / timbre:

FOREIGN AND COMMONWEALTH OFFICE
LONDON

10. Signature: P. Forbes
Signature:
Firma:

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